Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the recently closed transaction between NXT-ID, Inc.(“NXT-ID” or the “Company”) and LogicMark, LLC (“LogicMark”). For accounting purposes, NXT-ID is considered to be acquiring LogicMark in this transaction. The transaction will be accounted for under the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. Under the acquisition method of accounting, management of NXT-ID have made a preliminary estimate of purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired and liabilities assumed in connection with the transaction are at their estimated acquisition date fair values. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of LogicMark that exist as of the date of completion of the transaction.

The unaudited pro forma condensed combined financial statements presented below are based upon the historical financial statements of NXT-ID and LogicMark, included in this proxy statement, adjusted to give effect to the acquisition of LogicMark by NXT-ID, for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 gives effect to the recently completed transaction as if it occurred on March 31, 2016 and combines the historical balance sheets of LogicMark and NXT-ID at March 31, 2016. The LogicMark balance sheet information was derived from its unaudited March 31, 2016 balance sheet. The NXT-ID balance sheet information was derived from its unaudited March 31, 2016 balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is presented as if the transaction was consummated on January 1, 2015, combines the historical results of LogicMark and NXT-ID for the year ended December 31, 2015 and reflects only ongoing continuing operations. The historical results of LogicMark were derived from its audited December 31, 2015 statement of operations. The historical results of NXT-ID were derived from its consolidated statement of operations included in its Annual Report on Form 10-K, for its year ended December 31, 2015.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016 is presented as if the transaction was consummated on January 1, 2016, combines the historical results of LogicMark and NXT-ID for the three months ended March 31, 2016 and reflects only ongoing continuing operations. The historical results of LogicMark were derived from its unaudited three months ended March 31, 2016 statement of operations. The historical results of NXT-ID were derived from its unaudited consolidated statement of operations included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and LogicMark’s future results of operations and financial position. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

●	the actual fair values of the intangible assets as well as the contingent consideration; and

●	other changes in the LogicMark net assets that occur prior to completion of the transaction, which could cause material differences in the information presented below.

UNAUDITED PROFORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2016

	NXT-ID	LogicMark	Pro Forma Adjustments		Pro Forma Combined

Assets

Current Assets
Cash	121,491	2,922,544	1,550,000	A, B, E	4,594,035
Restricted cash	424,904	-			424,904
Accounts Receivable		461,790			461,790
Inventory	1,945,982	1,628,330			3,574,312
Prepaid expenses and other current assets	647,692	262,988			910,680
Total Current Assets	3,140,069	5,275,652	1,550,000		9,965,721

Property and equipment, net	328,500	150,752			479,252
Intangibles		13,098,741	7,744,990	B	20,843,731

Total Assets	3,468,569	18,525,145	9,294,990		31,288,704

Liabilities and Stockholders Equity

Current Liabilities
Accounts payable	1,384,632	502,222			1,886,854
Accrued expenses	427,586	367,913			795,499
Customer deposits	5,322	-			5,322
Short-term debt	400,000	1,484,694	1,015,306	A,B,E	2,900,000
Convertible notes payable, net	573,410	-			573,410
Total Current Liabilities	2,790,950	2,354,829	1,015,306		6,161,085

Long term debt,net	-	1,315,327	13,234,673	B	14,550,000
Contingent purchase consideration			4,500,000	B	4,500,000

Stockholders Equity
Preferred stock	-	-	4,500,000	A	4,500,000

Common stock	5,754	-			5,754
Members equity		14,854,989	(14,854,989)	B	-
Additional paid-in capital	27,990,434	-	900,000	B	28,890,434
Accumulated deficit	(27,318,569)	-	-		(27,318,569)

Total Stockholders Equity	677,619	14,854,989	(9,454,989)		6,077,619

Total Liabilities and Stockholders Equity	3,468,569	18,525,145	9,294,990		31,288,704

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2016

	Nxt-ID	LogicMark	Pro Forma Adjustments		Pro Forma Combined

Revenues	42,302	3,271,704	-		3,314,006
Cost of goods sold	75,155	1,018,314	-		1,093,469

Gross Profit (Loss)	(32,853)	2,253,390	-		2,220,537

Operating Expenses
Selling, Marketing, General and administrative	1,933,106	1,130,234	-		3,063,340
Research and development	361,324	-	-		361,324
Amortization of acquired intangibles			402,500	F, G	402,500

Total Operating Expenses	2,294,430	1,130,234	402,500		3,827,164

Operating Loss	(2,327,283)	1,123,156	(402,500)		(1,606,627)

Other Income and (Expense)
Interest income	23	-	-		23
Interest expense	(512,667)	(73,707)	(737,500)	C,E	(1,323,874)
Change in fair value of derivative liabilities	(2,299,020)	-	-		(2,299,020)
Loss on extinguishment of debt	(272,749)	-	-		(272,749)
Total Other (Expense) Income, Net	(3,084,413)	(73,707)	(737,500)		(3,895,620)

Net Loss	(5,411,696)	1,049,449	(1,140,000)		(5,502,247)

Net Loss Per Share Basic and Diluted	(0.11)				(0.11)

Weighted Average Number of Common Shares outstanding Basic and Diluted	50,836,172				50,836,172

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

	Nxt-ID	LogicMark	Pro Forma Adjustments		Pro Forma Combined

Revenues	616,854	11,085,341	-		11,702,195
Costs of goods sold	1,823,824	3,848,111	-		5,671,935

Gross Profit (Loss)	(1,206,970)	7,237,230	-		6,030,260

Operating Expenses
Selling, General and administrative and marketing	6,988,809	4,023,531	-		11,012,340
Research and development	2,728,518				2,728,518
Amortization of acquired intangibles	-	-	1,610,000	F, G	1,610,000

Total Operating Expenses	9,717,327	4,023,531	1,610,000		15,350,858

Operating Loss	(10,924,297)	3,213,699	(1,610,000)		(9,320,598)

Other Income and (Expense)
Interest income	727	-	-		727
Interest expense	(1,249,961)	(149,204)	(2,762,500)	D,E	(4,161,665)
Inducement expense	(755,000)	-	-		(755,000)
Loss on extinguishment of debt	(635,986)	-	-		(635,986)
Realized gain on change in fair value of derivative liabilities	47,242	-	-		47,242
Unrealized gain on change in fair value of derivative liabilities	444,728	-	-		444,728
Total Other Expense, Net	(2,148,250)	(149,204)	(2,762,500)		(5,059,954)

Loss before Income Taxes	(13,072,547)	3,064,495	(4,372,500)		(14,380,552)
Provision for Income Taxes	(4,307)	-	-		(4,307)

Net Loss	(13,076,854)	3,064,495	(4,372,500)		(14,384,859)

Net Loss Per Share - Basic and Diluted	$(0.48)				$(0.53)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	27,111,975				27,111,975

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On May 17, 2016, Nxt-ID, Inc. (the “Company”) entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with LogicMark, LLC (“LogicMark”) and the holders of all of the membership interests (the “Interests”) of LogicMark (the “Sellers”), pursuant to which the Company will acquire all of the Interests from the Sellers (the “Transaction”). The purchase price to be paid to the Sellers in the Transaction is (i) $20,000,000 in cash and (ii) $300,000 of shares (787,402 shares) of the Company’s common stock (the “Signing Shares”). In addition, the Company may be required to pay the Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The Signing Shares were delivered upon signing the Interest Purchase Agreement and will be retained by the Sellers regardless of whether the Transaction closes.

Additionally, upon signing the Interest Purchase Agreement the Company issued warrants (the “Warrants”) to the Sellers to acquire an aggregate of up to $600,000 of shares (1,574,803 shares) of the Company’s common stock for no additional consideration. The Warrants were originally only exercisable if the Transaction did not close by June 30, 2016. Pursuant to the Amendment, the Warrants are now exercisable either (i) on July 22, 2016, if the Transaction does not close by that date or (ii) on the closing date of the Transaction.

On July 25, 2016, NXT-ID completed the acquisition of LogicMark.

2.	Purchase Price

The preliminary estimated total purchase price of the recently completed acquisition is as follows:

Cash paid at closing	$17,500,000
15% Seller Note	2,500,000

Contingent consideration estimated fair value	4,500,000
Fair value of shares and warrants issued	900,000

Total Preliminary Purchase consideration	$25,400,000

The estimated purchase price may change due to changes in the fair value of contingent consideration on the closing date.

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of LogicMark based on their estimated fair values as of the acquisition closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

A preliminary allocation of the total preliminary estimated purchase price, as shown above, to the acquired assets and assumed liabilities of LogicMark based on the estimated fair values as of March 31, 2016 is as follows (in thousands):

Preliminary Allocation of Purchase Price
Current assets	$5,275,652
Other assets	150,752
Intangible assets: Patents and Customer relationships	10,100,000
Goodwill	10,743,731
Assumed liabilities	(870,135)

Total	$25,400,000

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The allocation of the estimated purchase price is preliminary because the final estimated fair value of contingent purchase price consideration is not yet finalized. The purchase price allocation will remain preliminary until NXT-ID management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the acquisition and will be based on the fair values of the assets acquired and liabilities assumed as of the acquisition closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.	Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant capital transactions of NXT-ID occurring as a direct result of the recently completed acquisition, the acquisition of LogicMarck by NXT-ID for accounting purposes.

The pro forma adjustments are as follows:

(A)	To reflect $19.5 million of additional investment in NXT-ID.

Immediately prior to the effective time of the acquisition:

(i)	$15.0 million borrowing by NXT-ID in the form of 15% Frist Lien Term Loan; due 1 year from the date of closing and at the option of NXT-ID it can be renewed for two more years assuming certain covenants are met during the term.

(ii)	$4.5 million of additional investment in NXT-ID will result in the issuance of preferred shares of NXT-ID.

(B)	To reflect the elimination of the Members equity and accumulated deficit of LogicMark and to reflect the estimated fair value of LogicMark assets and liabilities at the close of the acquisition referred to in Note 2 above.

(C)	To reflect the accrual of interest expenses for the three months ended March 31, 2016 assuming both the 15% Term loan and 15% Seller Note were issued beginning of the year.

(D)	To reflect the accrual of interest expenses for the year ended December 31, 2015 assuming both the 15% Term Loan and 15% Seller Note were issued beginning of the year.

(E)	To reflect the 3% debt discount on 15% Term loan and related amortization expenses for the year ended March 31, 2016 and three months ended March 31, 2016.

(F)	To reflect the amortization of acquired definite-lived intangible asset Patents based on their preliminary estimate fair value and 10 year estimated useful life.

(G)	To reflect the amortization of acquired definite-lived intangible asset Customer Relationships based on their preliminary estimate fair value and 5 year estimated useful life.

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